UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 S. Farmer Avenue
Suite 500
Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 28, 2025, Offerpad Solutions Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (the “Agent”) providing for the offer and sale of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), having a gross aggregate offering price of up to $100,000,000, from time to time by the Company through or to the Agent, acting as the Company’s sales agent or as principal. The Company has also filed a prospectus supplement (the “Prospectus Supplement”) relating to the Sales Agreement with the Securities and Exchange Commission (the “SEC”) under the Company’s existing shelf Registration Statement on Form S-3 (File No. 333-270994), which was declared effective on April 26, 2023 (the “Registration Statement”). Pursuant to the Prospectus Supplement, the Company may offer and sell shares of Common Stock having an aggregate offering price of up to $[XX] million under the Sales Agreement (the “Shares”).

Sales of shares of the Common Stock, if any, as contemplated by the Sales Agreement, will be made by any method permitted by law, including without limitation (i) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Stock Market or sales made into any other existing trading market of the Company’s Common Stock.

The Agent is not required to sell any specific number or dollar amount of shares of the Common Stock, but has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts, consistent with its normal sales and trading practices, to sell the shares of the Common Stock on the terms agreed upon by the Agent and the Company.

The Sales Agreement provides that the Agent will be entitled to a commission in the amount of 3.0% of the gross sales price per share of all Shares sold under the Sales Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

The Company intends to use any net cash proceeds it receives from the issuance and sale by it of any shares of the Common Stock to or through the Agent for general corporate purposes, including working capital and capital expenditures.

Latham & Watkins LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Sales Agreement is filed herewith as Exhibit 1.1. The Sales Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Agent, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The description of the Sales Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as Exhibit 1.1 and incorporated herein by reference.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale Agreement, dated August 28, 2025, by and among the Company and Jefferies LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: August 28, 2025	By:	/s/ Peter Knag
Peter Knag Chief Financial Officer